Exhibit 99.1

Visa Inc. Reports Strong Fiscal Fourth Quarter and Full-Year 2013 Earnings Results and Authorizes New $5.0 Billion Share Repurchase Program

•	Quarterly net income of $1.2 billion or $1.85 per diluted class A common share, an increase of 15% and 20%, respectively

•	Full-year 2013 net income of $5.0 billion or $7.59 per diluted class A common share, an increase of 18% and 23%, respectively

•	The Company authorizes a new $5.0 billion repurchase program, in addition to the previously announced 21% quarterly dividend increase

Foster City, CA, October 30, 2013 – Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal fourth quarter and full-year 2013. Net income for the fiscal fourth quarter was $1.2 billion or $1.85 per share, an increase of 15% and 20%, respectively, over the prior year adjusted results. Net income for the fiscal full-year 2013 was $5.0 billion or $7.59 per share, an increase of 18% and 23%, respectively, over the prior year adjusted results. Prior year results were adjusted to remove the impact of special items that were either non-recurring, had no cash impact or were related to amounts covered by the retrospective responsibility plan.

All references to earnings per share assume fully-diluted class A share count unless otherwise noted. The Company’s adjusted quarterly and full-year net income per share of class A common stock for fiscal year 2012 is a non-GAAP financial measure that is reconciled to its most directly comparable GAAP measure in the accompanying financial tables.

Net operating revenue in the fiscal fourth quarter 2013 was $3.0 billion, an increase of 9% over the prior year. Net operating revenue for the full-year 2013 was $11.8 billion, an increase of 13% over the prior year and driven by double-digit revenue growth contributions from service, data processing and international transaction revenues. The strengthening of the U.S. dollar impacted net operating revenues by approximately 1.5 percentage points of negative growth in the fiscal fourth quarter and approximately 1 percentage point of negative growth in the fiscal full-year.

“Visa delivered strong financial performance during the fourth quarter and full year across our global businesses, a reflection of solid revenue and transaction growth. We continued investing in high growth regions of the world, in products and technology to drive our performance, while maintaining disciplined expense control. We also have been consistent and decisive in returning excess cash to shareholders and maintain this commitment,” said Charlie Scharf, Chief Executive Officer of Visa Inc. “Both the increase in our quarterly dividend payment by 21% to $0.40 per share and our new $5 billion share repurchase authorization reflects this and our continued confidence in our ability to grow our business over the long term globally.”

Fiscal Fourth Quarter 2013 Financial Highlights:

Payments volume growth, on a constant dollar basis, for the three months ended June 30, 2013, on which fiscal fourth quarter service revenue is recognized, was 13% over the prior year at $1.1 trillion.

Payments volume growth, on a constant dollar basis, for the three months ended September 30, 2013, was 13% over the prior year at $1.1 trillion.

Cross-border volume growth, on a constant dollar basis, was 11% for the three months ended September 30, 2013.

Total processed transactions, which represent transactions processed by VisaNet, for the three months ended September 30, 2013, were 15.5 billion, a 14% increase over the prior year.

Fiscal fourth quarter 2013 service revenues were $1.4 billion, an increase of 10% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 12% over the prior year to $1.2 billion. International transaction revenues, which are driven by cross-border volume, grew 13% over the prior year to $899 million. Other revenues, which include the Visa Europe licensing fee, were $183 million, a 6% increase over the prior year. Client incentives, which are a contra revenue item, were $680 million and represent 18.6% of gross revenues.

Total operating expenses were $1.2 billion for the quarter, a 1% increase over the prior year. Current quarter results include a restructuring reserve equivalent to approximately four cents of earnings per share.

The effective tax rate was 32.5% for the quarter ended September 30, 2013.

Cash, cash equivalents, and available-for-sale investment securities were $6.9 billion at September 30, 2013.

The weighted-average number of diluted shares of class A common stock outstanding was 644 million for the quarter ended September 30, 2013.

Fiscal Full-Year 2013 Financial Highlights:

For the fiscal full-year 2013, service revenues were $5.4 billion, an increase of 10% over the prior year. Data processing revenues rose 17% over the prior year to $4.6 billion. International transaction revenues, which are driven by cross-border volume, grew 12% over the prior year to $3.4 billion. Other revenues, which include the Visa Europe licensing fee, were $716 million, a 2% increase over the prior year. Client incentives, which are a contra revenue item, were $2.3 billion and represent 16.5% of gross revenues.

Total processed transactions, which represent transactions processed by VisaNet for the twelve months ended September 30, 2013, totaled 58 billion, a 10% increase over the prior year.

Total operating expenses were $4.5 billion for the twelve months ended September 30, 2013, an 8% increase over the prior year adjusted results, mainly due to personnel, network and processing fees, and depreciation and amortization primarily associated with investments in technology projects to support the Company’s global growth initiatives.

The effective tax rate was 31.4% for the twelve months ended September 30, 2013.

The weighted-average number of diluted shares of class A common stock outstanding was 656 million for the twelve months ended September 30, 2013.

Notable Events:

During the three months ended September 30, 2013, the Company repurchased 7 million shares of class A common stock, at an average price of $177.47 per share, using $1.3 billion of cash on hand. At September 30, 2013, the Company had $251 million of remaining funds, authorized by the Board of Directors, available for share repurchase under the current program. During the twelve months ended September 30, 2013, the Company repurchased 33 million shares of class A common stock, at an average price of $161.94 per share, using $5.4 billion of cash on hand.

As announced on October 23, 2013, the Board of Directors declared a quarterly dividend in the aggregate amount of $0.40 per share of class A common stock (determined in the case of class B and class C common stock on an as-converted basis) payable on December 3, 2013, to all holders of record of the Company’s class A, class B and class C common stock as of November 15, 2013.

The Board of Directors has authorized a new $5.0 billion class A common stock share repurchase program. The shares may be repurchased from time to time as market conditions warrant, and authorization for the program is subject to further change at the discretion of the Board.

Financial Outlook:

Visa Inc. updates its financial outlook for the following metric for fiscal full-year 2014:

•	Annual net revenue growth: Low double-digits on a constant dollar basis, with an expectation of two percentage points of negative foreign currency impact.

Visa Inc. provides its financial outlook for the following metrics for fiscal full-year 2014:

•	Client incentives as a percent of gross revenues: 16.5% to 17.5% range; and

•	Annual operating margin: Low 60s.

Visa Inc. affirms its financial outlook for the following metrics for fiscal full-year 2014:

•	Annual diluted class A common stock earnings per share growth: Mid to high teens; and

•	Annual free cash flow: About $5 billion.

Visa Inc. will no longer be providing financial metrics for marketing expense, capital expenditures and tax rate.

Fiscal Fourth Quarter 2013 Earnings Results Conference Call Details:

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

About Visa

Visa is a global payments technology company that connects consumers, businesses, financial institutions, and governments in more than 200 countries and territories to fast, secure and reliable electronic payments. We operate one of the world’s most advanced processing networks—VisaNet—that is capable of handling more than 30,000 transaction messages a second, with fraud protection for consumers and assured payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, pay ahead of time with prepaid or pay later with credit products. For more information, visit corporate.visa.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are identified by words such as “outlook,” “will,” “believes,” “continues,” and other similar expressions. Examples of forward-looking statements include, but are not limited to, statements we make about our revenue, client incentives, operating margin, earnings per share, free cash flow, and the growth of those items.

By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not statements of historical fact or guarantees of future performance, and (iii) are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from our forward-looking statements due to a variety of factors, including the following:

•	the impact of laws, regulations and marketplace barriers, including:

•

rules capping debit interchange reimbursement rates and expanding financial institutions’ and merchants’ choices among debit payment networks promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	increased regulation in jurisdictions outside of the United States and in other product categories;

•	increased government support of national payment networks outside the United States; and

•	increased regulation on consumer privacy, data use and security;

•	developments in litigation and government enforcement, including those affecting interchange reimbursement fees, antitrust and tax;

•	new lawsuits, investigations or proceedings, or changes to our potential exposure in connection with pending lawsuits, investigations or proceedings;

•	economic factors, such as:

•	economic fragility in the Eurozone and in the United States;

•	general economic, political and social conditions in mature and emerging markets globally;

•	material changes in cross-border activity, foreign exchange controls and fluctuations in currency exchange rates; and

•	material changes in our financial institution clients’ performance compared to our estimates;

•	industry developments, such as competitive pressure, rapid technological developments, and disintermediation from our payments network;

•	system developments, such as:

•	disruption of our transaction processing systems or the inability to process transactions efficiently;

•	account data breaches or increased fraudulent or other illegal activities involving Visa-branded cards or payment products; and

•	failure to maintain systems interoperability with Visa Europe;

•	costs arising if Visa Europe were to exercise its right to require us to acquire all of its outstanding stock;

•	the loss of organizational effectiveness or key employees;

•	the failure to integrate acquisitions successfully or to effectively develop new products and businesses;

•	natural disasters, terrorist attacks, military or political conflicts, and public health emergencies; and

various other factors discussed in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Result of Operations in our Annual Report on Form 10-K for the year ended September 30, 2012 and our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, on file with the U.S. Securities and Exchange Commission. Additional information will also be available in our Annual Report on Form 10-K for the year ended September 30, 2013. You should not place undue reliance on such statements. Except as required by law, we do not intend to update or revise any forward–looking statements as a result of new information, future developments or otherwise.

Contacts:

Investor Relations: Jack Carsky or Victoria Hyde-Dunn, 650-432-7644, ir@visa.com

Media Relations: Paul Cohen, 650-432-2990, globalmedia@visa.com

VISA INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2013	September 30, 2012
	(in millions, except par value data)
Assets
Cash and cash equivalents	$2,186	$2,074
Restricted cash - litigation escrow	49	4,432
Investment securities:
Trading	75	66
Available-for-sale	1,994	677
Income tax receivable	142	179
Settlement receivable	799	454
Accounts receivable	761	723
Customer collateral	866	823
Current portion of client incentives	282	209
Deferred tax assets	481	2,027
Prepaid expenses and other current assets	187	122

Total current assets	7,822	11,786
Investment securities, available-for-sale	2,760	3,283
Client incentives	89	58
Property, equipment and technology, net	1,732	1,634
Other assets	521	151
Intangible assets, net	11,351	11,420
Goodwill	11,681	11,681

Total assets	$35,956	$40,013

Liabilities
Accounts payable	$184	$152
Settlement payable	1,225	719
Customer collateral	866	823
Accrued compensation and benefits	523	460
Client incentives	919	830
Accrued liabilities	613	584
Accrued litigation	5	4,386

Total current liabilities	4,335	7,954
Deferred tax liabilities	4,149	4,058
Other liabilities	602	371

Total liabilities	9,086	12,383

Equity
Preferred stock, $0.0001 par value, 25 shares authorized and none issued	—	—
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 508 and 535 shares issued and outstanding at September 30, 2013 and 2012, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at September 30, 2013 and 2012	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 27 and 31 shares issued and outstanding at September 30, 2013 and 2012, respectively	—	—
Additional paid-in capital	18,875	19,992
Accumulated income	7,974	7,809
Accumulated other comprehensive income (loss), net
Investment securities, available-for-sale	59	3
Defined benefit pension and other postretirement plans	(60)	(186)
Derivative instruments classified as cash flow hedges	23	13
Foreign currency translation adjustments	(1)	(1)

Total accumulated other comprehensive income (loss), net	21	(171)

Total equity	26,870	27,630

Total liabilities and equity	$35,956	$40,013

VISA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2013	2012	2013	2012
	(in millions, except per share data)
Operating Revenues
Service revenues	$1,385	$1,264	$5,352	$4,872
Data processing revenues	1,186	1,062	4,642	3,975
International transaction revenues	899	796	3,389	3,025
Other revenues	183	172	716	704
Client incentives	(680)	(563)	(2,321)	(2,155)

Total operating revenues	2,973	2,731	11,778	10,421

Operating Expenses
Personnel	499	471	1,932	1,726
Marketing	236	271	876	873
Network and processing	122	111	468	414
Professional fees	130	134	412	385
Depreciation and amortization	106	89	397	333
General and administrative	129	131	451	451
Litigation provision	—	2	3	4,100

Total operating expenses	1,222	1,209	4,539	8,282

Operating income	1,751	1,522	7,239	2,139
Non-operating income	15	66	18	68

Income before income taxes	1,766	1,588	7,257	2,207
Income tax provision (benefit)	574	(74)	2,277	65

Net income including non-controlling interest	1,192	1,662	4,980	2,142
Loss attributable to non-controlling interest	—	—	—	2

Net income attributable to Visa Inc.	$1,192	$1,662	$4,980	$2,144

Basic earnings per share
Class A common stock	$1.86	$2.48	$7.61	$3.17

Class B common stock	$0.78	$1.05	$3.20	$1.40

Class C common stock	$1.86	$2.48	$7.61	$3.17

Basic weighted-average shares outstanding
Class A common stock	509	528	520	524

Class B common stock	245	245	245	245

Class C common stock	27	35	28	41

Diluted earnings per share
Class A common stock	$1.85	$2.47	$7.59	$3.16

Class B common stock	$0.78	$1.04	$3.19	$1.39

Class C common stock	$1.85	$2.47	$7.59	$3.16

Diluted weighted-average shares outstanding
Class A common stock	644	672	656	678

Class B common stock	245	245	245	245

Class C common stock	27	35	28	41

VISA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Years Ended September 30,
	2013	2012	2011
	(in millions)
Operating Activities
Net income including non-controlling interest	$4,980	$2,142	$3,646
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Amortization of client incentives	2,321	2,155	1,880
Share-based compensation	179	147	154
Excess tax benefit for share-based compensation	(74)	(71)	(18)
Depreciation and amortization of property, equipment, technology and intangible assets	397	333	288
Deferred income taxes	1,527	(1,690)	164
Litigation provision and accretion	3	4,101	18
Fair value adjustment for the Visa Europe put option	—	—	(122)
Other	50	(8)	(104)
Change in operating assets and liabilities:
Income tax receivable	37	(67)	28
Settlement receivable	(345)	(42)	(4)
Accounts receivable	(38)	(161)	(79)
Client incentives	(2,336)	(1,757)	(1,857)
Other assets	(543)	41	(26)
Accounts payable	40	(17)	29
Settlement payable	506	270	36
Accrued and other liabilities	702	(227)	129
Accrued litigation	(4,384)	(140)	(290)

Net cash provided by operating activities	3,022	5,009	3,872

Investing Activities
Purchases of property, equipment, technology and intangible assets	(471)	(376)	(353)
Proceeds from disposal of property, equipment and technology	—	2	—
Investment securities, available-for-sale:
Purchases	(3,164)	(4,140)	(1,910)
Proceeds from sales and maturities	2,440	2,093	129
Purchases of / contributions to other investments	(3)	(12)	(13)
Proceeds / distributions from other investments	34	22	116
Acquisitions, net of cash received	—	(3)	(268)

Net cash used in investing activities	(1,164)	(2,414)	(2,299)

Financing Activities
Repurchase of class A common stock	(5,365)	(710)	(2,024)
Dividends paid	(864)	(595)	(423)
Deposits into litigation escrow account—retrospective responsibility plan	—	(1,715)	(1,200)
Payments from litigation escrow account—retrospective responsibility plan	4,383	140	280
Cash proceeds from exercise of stock options	108	174	99
Restricted stock and performance shares settled in cash for taxes	(64)	—	—
Excess tax benefit for share-based compensation	74	71	18
Payments for earn-out related to PlaySpan acquisition	(12)	(14)	—
Principal payments on capital lease obligations	(6)	(6)	(10)
Principal payments on debt	—	—	(44)

Net cash used in financing activities	(1,746)	(2,655)	(3,304)

Effect of exchange rate changes on cash and cash equivalents	—	7	(9)

Increase (decrease) in cash and cash equivalents	112	(53)	(1,740)
Cash and cash equivalents at beginning of year	2,074	2,127	3,867

Cash and cash equivalents at end of year	$2,186	$2,074	$2,127

Supplemental Disclosures
Income taxes paid, net of refunds	$595	$2,057	$1,731
Non-cash accruals related to purchases of property, equipment, technology and intangible assets	$46	$67	$36
Interest payments on debt	$—	$—	$3

VISA INC.

FISCAL 2013 AND 2012 QUARTERLY RESULTS OF OPERATIONS

(UNAUDITED)

	Fiscal 2013 Quarter Ended				Fiscal 2012 Quarter Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
	(in millions)
Operating Revenues
Service revenues	$1,385	$1,298	$1,369	$1,300	$1,264
Data processing revenues	1,186	1,191	1,150	1,115	1,062
International transaction revenues	899	854	831	805	796
Other revenues	183	179	175	179	172
Client incentives	(680)	(521)	(567)	(553)	(563)

Total operating revenues	2,973	3,001	2,958	2,846	2,731

Operating Expenses
Personnel	499	493	486	454	471
Marketing	236	252	195	193	271
Network and processing	122	117	119	110	111
Professional fees	130	103	91	88	134
Depreciation and amortization	106	101	98	92	89
General and administrative	129	108	108	106	131
Litigation provision	—	(1)	1	3	2

Total operating expenses	1,222	1,173	1,098	1,046	1,209

Operating income	1,751	1,828	1,860	1,800	1,522
Non-operating income (expense)	15	5	(3)	1	66

Income before income taxes	1,766	1,833	1,857	1,801	1,588
Income tax provision (benefit)	574	608	587	508	(74)

Net income attributable to Visa Inc.	$1,192	$1,225	$1,270	$1,293	$1,662

VISA INC.

Reconciliation of Non-GAAP Financial Results—Fourth Quarter

US$ in millions, except per share data

During the fourth quarter of fiscal 2012, the IRS issued a revised Revenue Agent Report effectively withdrawing its proposed adjustment, which would have disallowed the deduction of payments made in fiscal 2008 to settle the American Express litigation. As a result, during that quarter, we reevaluated and reversed all previously recorded tax reserves and accrued interest associated with the deductibility of covered litigation expense (“reversal of tax reserves”), which increased our net income by $627M for that quarter. These adjustments were non-recurring in nature and not indicative of our financial performance in that or future periods. As such, we believe the presentation of adjusted financial results excluding these amounts provides a clearer understanding of our operating performance for that period.

	Three Months Ended September 30,
	Net income attributable to Visa Inc.		Diluted earnings per share(1)
	2013	2012	2013	2012
As reported	$1,192	$1,662	$1.85	$2.47
Reversal of tax reserves	—	(627)	—	(0.93)

Adjusted	$1,192	$1,035	$1.85	$1.54

Diluted weighted-average shares outstanding			644	672

(1)	Figures may not recalculate exactly due to rounding. Diluted earnings per share figures are calculated based on whole numbers, not the rounded numbers presented.

VISA INC.

Reconciliation of Non-GAAP Financial Results—Full Year

US$ in millions, except percentages and per share data

Our financial results for fiscal 2012 were impacted by the following special items:

•

Reversal of tax reserves. During the fourth quarter of fiscal 2012, we reversed all previously recorded tax reserves and accrued interest associated with the deductibility of covered litigation expense, which increased our net income by $627 million for the fourth quarter of fiscal 2012. The reversed tax reserves included $301 million originally recorded in the third quarter of fiscal 2012; therefore, the full-year impact of this adjustment was only $326 million.

•

Litigation provision. During the third quarter of fiscal 2012, we recorded a provision of $4.1 billion and related tax benefits associated with litigation covered by the retrospective responsibility plan (the “plan”).

•

Deferred tax adjustment. During the second quarter of fiscal 2012, we recorded a one-time, non-cash benefit of $208 million resulting from the remeasurement of our net deferred tax liabilities due to changes in the California state apportionment rules.

We believe inclusion of these items was not indicative of our financial performance in that or future periods, as amounts were either non-recurring, had no cash impact or are covered by the plan. As such, we believe the presentation of our adjusted financial results provides a clearer understanding of our operating performance for that period.

	Twelve Months Ended September 30,
	Operating expenses		Operating margin(1)		Net income attributable to Visa Inc.		Diluted earnings per share(2)
	2013	2012	2013	2012	2013	2012	2013	2012
As reported	$4,539	$8,282	61%	21%	$4,980	$2,144	$7.59	$3.16
Reversal of tax reserves	—	—	—	—	—	(326)	—	(0.48)
Litigation provision	—	(4,098)	—	39%	—	2,593	—	3.82
Impact of deferred tax adjustment	—	—	—	—	—	(208)	—	(0.31)

Adjusted	$4,539	$4,184	61%	60%	$4,980	$4,203	$7.59	$6.20

Diluted weighted-average shares outstanding							656	678

(1)	Operating margin is calculated as operating income divided by net operating revenues.
(2)	Figures in the table may not recalculate exactly due to rounding. Diluted earnings per share figures are calculated based on whole numbers, not the rounded numbers presented.

Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended September 30, 2013, as well as the prior four quarterly reporting periods and the 12 months ended September 30, 2013 and 2012, for cards carrying the Visa, Visa Electron and Interlink brands. Also included is a table with information on the number of billable transactions processed on Visa Inc.’s CyberSource network.

1. Branded Volume and Transactions

The tables present total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended September 30, 2013
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$464	8.1%	13.5%	$314	8.3%	14.6%	3,551	$150	7.6%	11.3%	857
Canada	65	4.3%	9.1%	60	4.5%	9.3%	599	5	1.5%	6.1%	11
CEMEA	262	11.0%	14.9%	57	26.7%	32.6%	1,120	205	7.3%	10.7%	1,105
LAC	259	1.6%	11.8%	98	4.6%	16.3%	2,342	161	-0.2%	9.2%	995
US	692	9.3%	9.3%	575	10.3%	10.3%	11,395	117	4.7%	4.7%	931

Visa Inc.	1,741	7.8%	11.6%	1,104	9.6%	12.9%	19,007	637	4.9%	9.3%	3,900
Visa Credit Programs
US	$290	10.9%	10.9%	$277	11.0%	11.0%	3,322	$12	8.2%	8.2%	16
Rest of World	470	6.2%	12.8%	420	6.8%	13.9%	5,122	50	1.6%	4.9%	194

Visa Inc.	760	8.0%	12.1%	697	8.5%	12.7%	8,445	63	2.8%	5.5%	211
Visa Debit Programs
US	$402	8.2%	8.2%	$298	9.6%	9.6%	8,072	$104	4.3%	4.3%	914
Rest of World	579	7.4%	13.4%	109	17.5%	24.7%	2,490	470	5.3%	11.0%	2,775

Visa Inc.	981	7.7%	11.2%	407	11.6%	13.3%	10,562	575	5.1%	9.7%	3,689

	For the 3 Months Ended June 30, 2013
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$456	10.6%	13.2%	$304	9.7%	13.7%	3,354	$152	12.4%	12.2%	818	592	692
Canada	64	5.1%	5.8%	59	5.5%	6.2%	568	5	0.7%	1.3%	11	31	40
CEMEA	263	13.4%	15.7%	55	28.1%	32.0%	1,047	208	10.0%	12.0%	1,147	291	289
LAC	270	9.4%	12.5%	101	13.1%	17.7%	2,305	169	7.4%	9.6%	975	401	430
US	685	10.4%	10.4%	571	11.3%	11.3%	11,213	115	5.8%	5.8%	906	545	708

Visa Inc.	1,739	10.5%	12.0%	1,089	11.4%	13.2%	18,486	650	9.0%	10.2%	3,856	1,860	2,159
Visa Credit Programs
US	$282	10.1%	10.1%	$270	10.0%	10.0%	3,186	$12	11.6%	11.6%	15	206	280
Rest of World	463	8.2%	11.8%	412	8.7%	12.7%	4,915	51	4.2%	5.3%	199	466	525

Visa Inc.	745	8.9%	11.2%	682	9.3%	11.6%	8,101	63	5.5%	6.4%	214	672	805
Visa Debit Programs
US	$403	10.5%	10.5%	$300	12.5%	12.5%	8,027	$103	5.1%	5.1%	891	339	428
Rest of World	591	12.6%	14.2%	107	23.9%	26.1%	2,358	484	10.4%	11.8%	2,752	848	926

Visa Inc.	994	11.7%	12.7%	407	15.3%	15.8%	10,385	587	9.4%	10.6%	3,643	1,187	1,354

Operational Performance Data

	For the 3 Months Ended March 31, 2013
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$449	10.1%	12.2%	$295	9.9%	12.8%	3,116	$154	10.6%	11.2%	755	581	682
Canada	56	0.3%	0.5%	51	1.3%	1.5%	489	5	-9.5%	-9.3%	10	29	38
CEMEA	242	15.2%	17.4%	50	28.1%	31.8%	932	192	12.3%	14.1%	1,070	278	277
LAC	262	5.0%	12.7%	99	8.5%	18.0%	2,240	164	2.9%	9.7%	926	402	431
US	639	3.5%	3.5%	529	4.3%	4.3%	10,355	109	-0.1%	-0.1%	846	541	706

Visa Inc.	1,649	7.0%	9.0%	1,025	7.1%	8.8%	17,132	623	6.8%	9.3%	3,607	1,831	2,134
Visa Credit Programs
US	$255	9.2%	9.2%	$244	9.0%	9.0%	2,842	$12	13.3%	13.3%	14	206	278
Rest of World	441	7.1%	10.4%	394	7.7%	11.4%	4,582	48	2.0%	2.5%	181	462	522

Visa Inc.	697	7.9%	10.0%	637	8.2%	10.5%	7,425	59	4.1%	4.4%	196	668	801
Visa Debit Programs
US	$384	0.0%	0.0%	$286	0.5%	0.5%	7,513	$98	-1.5%	-1.5%	832	336	428
Rest of World	568	11.1%	14.8%	102	21.2%	26.0%	2,195	466	9.1%	12.6%	2,580	828	906

Visa Inc.	952	6.4%	8.3%	388	5.3%	6.2%	9,707	564	7.1%	9.9%	3,412	1,164	1,333

	For the 3 Months Ended December 31, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$459	12.1%	11.7%	$313	13.5%	12.6%	3,264	$145	9.2%	9.7%	755	570	670
Canada	67	10.4%	6.6%	62	11.1%	7.3%	561	5	2.1%	-1.4%	11	28	38
CEMEA	261	18.6%	20.1%	51	31.5%	34.1%	917	211	15.9%	17.2%	1,148	273	272
LAC	282	6.9%	15.1%	104	10.7%	20.6%	2,372	178	4.8%	12.2%	1,014	402	431
US	655	2.8%	2.8%	545	3.0%	3.0%	10,641	110	2.1%	2.1%	876	535	700

Visa Inc.	1,723	8.4%	9.6%	1,075	8.2%	8.7%	17,756	649	8.6%	11.2%	3,802	1,808	2,111
Visa Credit Programs
US	$274	10.5%	10.5%	$262	10.8%	10.8%	3,131	$12	4.2%	4.2%	16	204	277
Rest of World	478	10.8%	11.0%	425	12.0%	12.4%	4,860	52	2.3%	0.9%	196	460	518

Visa Inc.	752	10.7%	10.8%	688	11.5%	11.8%	7,991	64	2.6%	1.5%	212	663	795
Visa Debit Programs
US	$381	-2.1%	-2.1%	$282	-3.3%	-3.3%	7,511	$98	1.8%	1.8%	860	331	423
Rest of World	591	13.1%	16.9%	105	23.7%	28.0%	2,254	486	11.0%	14.7%	2,731	813	893

Visa Inc.	971	6.6%	8.7%	387	2.7%	3.5%	9,765	584	9.3%	12.3%	3,591	1,145	1,316

	For the 3 Months Ended September 30, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$429	6.8%	9.1%	$290	6.6%	8.6%	3,115	$139	7.3%	10.1%	693	558	659
Canada	62	2.3%	3.7%	57	2.8%	4.3%	528	5	-3.7%	-2.3%	11	27	35
CEMEA	236	11.2%	18.2%	45	22.8%	31.4%	791	191	8.8%	15.5%	1,070	264	265
LAC	255	2.0%	16.1%	93	3.8%	19.7%	2,180	161	0.9%	14.1%	941	395	424
US	633	0.8%	0.8%	521	0.9%	0.9%	10,337	111	0.4%	0.4%	902	522	683

Visa Inc.	1,615	4.0%	7.5%	1,007	3.7%	5.7%	16,951	608	4.6%	10.6%	3,617	1,765	2,066
Visa Credit Programs
US	$261	8.2%	8.2%	$250	9.2%	9.2%	2,977	$11	-9.9%	-9.9%	16	200	273
Rest of World	442	5.0%	9.1%	393	6.3%	10.5%	4,609	49	-3.9%	-0.4%	190	455	515

Visa Inc.	704	6.2%	8.8%	643	7.4%	10.0%	7,586	61	-5.1%	-2.4%	205	656	788
Visa Debit Programs
US	$372	-3.8%	-3.8%	$272	-5.7%	-5.7%	7,360	$100	1.8%	1.8%	886	322	410
Rest of World	540	7.2%	15.5%	93	9.6%	17.5%	2,005	447	6.7%	15.0%	2,525	788	868

Visa Inc.	911	2.4%	6.5%	364	-2.3%	-1.0%	9,366	547	5.8%	12.3%	3,411	1,109	1,278

Operational Performance Data

	For the 12 Months Ended September 30, 2013
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$1,828	10.2%	12.6%	$1,227	10.3%	13.4%	13,285	$601	10.0%	11.1%	3,185
Canada	252	5.1%	5.6%	232	5.7%	6.2%	2,217	20	-1.3%	-0.9%	44
CEMEA	1,029	14.5%	17.0%	213	28.5%	32.6%	4,016	815	11.3%	13.5%	4,470
LAC	1,072	5.7%	13.1%	401	9.2%	18.2%	9,259	671	3.7%	10.2%	3,910
US	2,671	6.5%	6.5%	2,220	7.2%	7.2%	43,604	451	3.1%	3.1%	3,558

Visa Inc.	6,852	8.4%	10.6%	4,293	9.1%	10.9%	72,381	2,559	7.3%	10.0%	15,166
Visa Credit Programs
US	$1,101	10.2%	10.2%	$1,054	10.3%	10.3%	12,482	$48	9.2%	9.2%	62
Rest of World	1,852	8.1%	11.5%	1,651	8.8%	12.6%	19,480	201	2.5%	3.3%	770

Visa Inc.	2,953	8.9%	11.0%	2,704	9.4%	11.7%	31,962	249	3.7%	4.4%	832
Visa Debit Programs
US	$1,570	4.0%	4.0%	$1,166	4.6%	4.6%	31,122	$403	2.4%	2.4%	3,496
Rest of World	2,329	11.0%	14.8%	423	21.5%	26.2%	9,297	1,906	8.9%	12.5%	10,838

Visa Inc.	3,899	8.1%	10.2%	1,589	8.6%	9.6%	40,419	2,310	7.7%	10.6%	14,334

	For the 12 Months Ended September 30, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$1,659	11.0%	11.4%	$1,112	12.2%	12.0%	11,940	$547	8.6%	10.2%	2,601	558	659
Canada	240	3.7%	6.0%	220	4.0%	6.4%	2,003	20	0.1%	2.4%	42	27	35
CEMEA	899	15.5%	22.2%	166	25.8%	34.3%	2,830	733	13.5%	19.8%	4,239	264	265
LAC	1,015	6.8%	17.2%	368	9.6%	21.0%	8,367	647	5.2%	15.2%	3,845	395	424
US	2,508	3.7%	3.7%	2,071	3.3%	3.3%	41,084	438	6.0%	6.0%	3,570	522	683

Visa Inc.	6,320	7.6%	10.1%	3,936	7.1%	8.2%	66,223	2,384	8.5%	13.4%	14,296	1,765	2,066
Visa Credit Programs
US	$999	9.7%	9.7%	$956	10.1%	10.1%	11,265	$44	0.7%	0.7%	61	200	273
Rest of World	1,713	9.2%	11.3%	1,517	10.6%	12.6%	17,688	196	-0.4%	2.3%	753	455	515

Visa Inc.	2,713	9.4%	10.7%	2,473	10.4%	11.6%	28,953	240	-0.2%	2.0%	813	656	788
Visa Debit Programs
US	$1,509	0.2%	0.2%	$1,115	-2.0%	-2.0%	29,819	$394	6.7%	6.7%	3,509	322	410
Rest of World	2,098	11.3%	18.0%	348	16.7%	23.7%	7,451	1,750	10.3%	16.9%	9,974	788	868

Visa Inc.	3,607	6.4%	9.7%	1,463	1.9%	3.0%	37,269	2,144	9.6%	14.8%	13,483	1,109	1,278

Operational Performance Data

Footnote

The preceding tables present regional total volume, payments volume and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron and Interlink brands for the relevant period; and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks; but excludes proprietary PLUS volume. Total volume represents payments volume plus cash volume.

Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.

The data presented is based on results reported quarterly by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable. On occasion, previously presented information may be updated.

Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Effective with the 3 months ended September 2013, Croatia moved from the CEMEA region to Visa Europe. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. Rest of World includes Asia Pacific, Canada, CEMEA and LAC.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.

Operational Performance Data

2. Cross Border Volume

The table below represents cross border volume growth for cards carrying the Visa, Visa Electron, Interlink and PLUS brands. Cross border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended
Sep 30, 2013	9%	11%
Jun 30, 2013	11%	11%
Mar 31, 2013	10%	10%
Dec 31, 2012	11%	11%
Sep 30, 2012	7%	10%
12 Months Ended
Sep 30, 2013	10%	11%
Sep 30, 2012	11%	13%

3. Visa Processed Transactions

The table below represents transactions involving Visa, Visa Electron, Interlink and PLUS cards processed on Visa’s networks. CyberSource transactions are not included in this table, and are reported in the next section.

Period	Processed Transactions (millions)	Growth
3 Months Ended
Sep 30, 2013	15,491	14%
Jun 30, 2013	14,972	14%
Mar 31, 2013	13,850	6%
Dec 31, 2012	14,159	4%
Sep 30, 2012	13,573	2%
12 Months Ended
Sep 30, 2013	58,472	10%
Sep 30, 2012	53,324	5%

Operational Performance Data

4. CyberSource Transactions

The table below represents billable transactions processed on Visa Inc.’s CyberSource network.

Period	Billable Transactions (millions)	Growth
3 Months Ended
Sep 30, 2013	1,696	24%
Jun 30, 2013	1,648	27%
Mar 31, 2013	1,608	25%
Dec 31, 2012	1,581	28%
Sep 30, 2012	1,363	25%
12 Months Ended
Sep 30, 2013	6,533	26%
Sep 30, 2012	5,182	25%